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                                                                    Exhibit 23.1

                        INDEPENDENT ACCOUNTANT'S CONSENT

The Board of Directors
Center Bancorp, Inc.

We consent to the use of our report dated January 28, 2000 relating to the consolidated statements of condition of Center Bancorp, Inc. and subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of Center Bancorp, Inc., incorporated by reference in the Registration Statement on Form S-8 of Center Bancorp, Inc.

                                                   /s/ KPMG LLP

Short Hills, New Jersey
May 17, 2000